UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2007

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2007, MGI entered into an amended and restated employment agreement with Philip W. Milne, its Chairman, President and Chief Executive Officer. The Employment Agreement was amended and restated to, among other things, achieve compliance with Internal Revenue Code Section 409A, as well as other regulations pertaining to welfare plans. The amended and restated agreement contains the following changes from the original Employment Agreement dated August 19, 2005 as filed on August 23, 2005: (i) severance payments, if applicable, and certain other deferred compensation payments will be made on the first day of the seventh month following separation from service; (ii) MGI will provide office and secretarial support for Mr. Milne under certain circumstances following his separation from service but Mr. Milne will pay for the first six months of post-retirement office and secretarial support and be reimbursed in full at the expiration of such period; and (iii) continuation of various welfare benefits is clarified. The Amended and Restated Employment Agreement is filed herewith as Exhibit 99.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

November 8, 2007	By:	/s/ Teresa H. Johnson

Name: Teresa H. Johnson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.01	Amended and Restated Employment Agreement between MGI and Philip W. Milne dated November 5, 2007